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                                                                   Exhibit 10.1




            ASSET PURCHASE AGREEMENT dated as of May 14, 1997 (this "Agreement"), between TOC HOLDING COMPANY formerly known as TUNEUP.COM, INC., a Delaware corporation ("Seller"), and QUARTERDECK CORPORATION, a Delaware corporation ("Purchaser").

                 WHEREAS, Seller is engaged in the business (the "Business") of operating an Internet site that provides certain services to subscribers and developing software that will provide similar services to end users;

                 WHEREAS, Seller is unable to continue operating the Business and intends to commence a case under Chapter 11 of the Bankruptcy Code by filing a voluntary petition with the U.S. Bankruptcy Court for the Northern District of California (the "Bankruptcy Court");

                 WHEREAS, Seller wishes to sell to Purchaser, and Purchaser wishes to purchase from Seller, certain of the assets relating to the Business, upon the terms and subject to the conditions of this Agreement, and subject to the entry of an order of the Bankruptcy Court authorizing the transactions contemplated hereby; and

                 WHEREAS, pursuant to a letter agreement dated April 29, 1997 by and between Seller and Purchaser (the "Letter Agreement"), Seller and Purchaser have executed and delivered (i) a License Agreement (the "License Agreement"), (ii) a Reimbursement Agreement (the "Reimbursement Agreement") and
(iii) a Management Agreement (the "Management Agreement" and collectively with the License Agreement, the Reimbursement Agreement and this Agreement, the "Transaction Documents"), each dated as of May 9, 1997.

                 NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

                                   ARTICLE I

                      Purchase and Sale of Acquired Assets

SECTION 1.1.            Purchase and Sale.

                 Upon the terms and subject to the conditions of this Agreement, Seller hereby sells, assigns, transfers, conveys and delivers to Purchaser effective as of the Closing (as hereinafter defined), and Purchaser hereby purchases, effective as of the Closing, all of Seller's right, title and interest in, to and under the Acquired Assets (as hereinafter defined).

SECTION 1.2.            ACQUIRED ASSETS AND EXCLUDED ASSETS.

                 (a) The term "Acquired Assets," when used in this Agreement, means the business, properties, assets, goodwill and rights of Seller as described below:

                          (i) all trade secrets, discoveries, inventions, know-how, formulae, processes, procedures, drawings, plans, designs, features, data, research, records of
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         inventions, computer software, source code, test information, market surveys, marketing know-how, patents, patent applications, patent rights and copyrights (whether registered or unregistered) owned by Seller or any rights Seller may have in such intellectual property, whether protected, created or arising underthe laws of the United States or any other jurisdiction (all of the foregoing, "Technology"), including without limitation the following:

                                  (x)      any and all software products
         marketed or under development by or for Seller, including without limitation TuneUpdate, PCTuneUp and DataGarage, and all updates, upgrades or other modifications thereof (collectively, the "Products"), together with any and all patents, patent applications, patent rights, copyrights and trade secret rights of Seller in or relating to any of the foregoing (whether or not subject to statutory registration or protection and whether protected, created or arising under the laws of the United States or any other jurisdiction); and

                                  (y)      any and all proprietary content
         utilized by Seller in connection with the Seller's existing website at the Internet address www.tuneup.com and any website developed by Seller that will succeed to such Internet address and to deal in all respects with subscribers of the services offered through Seller's existing or successor website (the "Website"), and any and all software (in addition to the Products) directly or indirectly utilized by Seller in connection with the Website, including without limitation any and all patents, patent applications, patent rights, copyrights, and trade secret rights of Seller in or relating to any of the foregoing (whether or not subject to statutory registration or protection and whether protected, created or arising under the laws of the United States or any other jurisdiction);

                          (ii) any and all trademarks and servicemarks (whether registered or unregistered) and tradenames of Seller, including without limitation any registered or unregistered trademark or servicemark rights of Seller with respect to TuneUp.com, TuneUpdate, Subscriberware, and DataGarage; and

                          (iii) Seller's rights and interest under (A) the Assigned Agreements (as defined in Section 4.1(d)) and (B) the lease of the premises located at 795 San Antonio Road, Palo Alto, California, including without limitation any deposits made by Seller thereunder (the "Palo Alto Office Lease" together with the Assigned Agreements and with any other agreements that may become Acquired Assets pursuant to Section 1.2(c)), the "Contracts").

                          (iv)    all permits, concessions, licenses,
         franchises, approvals and authorizations by governmental or regulatory authorities or bodies (all of the foregoing, "Permits") held by Seller that relate to the Business;

                          (v)     all rights of Seller, subject to any
         conditions to which such rights are subject, in, to or under all covenants, conditions, warranties, representations and guarantees made or given by suppliers, manufacturers and contractors in connection with the Business and the Acquired Assets; and
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                          (vi)    copies of all books of account, general,
         financial and accounting records, and all files, invoices, customers' and suppliers' lists, technical documents, manuals, management software tools, databases, computer tapes and other data owned by Seller on the Closing Date.

                 (b) Notwithstanding anything to the contrary herein, the Acquired Assets shall not be deemed to include the following "Excluded Assets":

                          (i) cash on hand or on deposit with banks on the Closing Date;

                          (ii)    any accounts receivable;

                          (iii) the following agreements, contracts or understandings:

                                  (A)      any agreements with Persimmon;

                                  (B)      any and all development or other
                          agreements with Software Kinetics Ltd.;

                                  (C)      the Authorized Electronic Reseller
                          Agreement with Symantec Limited and Symantec
                          Corporation;

                                  (D) the lease of the premises located at 12755 Leander Drive, Los Altos Hills, California;

                                  (E) the lease of the premises located at 1211 Semoran Drive, Suite 115, Casselberry, Florida; and

                                  (F) the lease of the premises located at 2030 Eastwood Road, Suite 10-B, Wilmington, N.C.;

                          (iv) any computer equipment, office equipment and furniture and any leases of any of the foregoing;

                          (v) all rights of Seller under this Agreement and the agreements, instruments and certificates delivered in connection with this Agreement; and

                          (vi)    all rights relating to the Excluded
         Liabilities (as hereinafter defined).

                 (c) Notwithstanding anything to the contrary herein, Purchaser, in its sole discretion, by written notice to Seller no later than ten days before the Closing, may re-designate as an Excluded Asset that shall not acquired by Purchaser at the Closing any agreement, lease or other asset that is included in the Acquired Assets. Any such redesignation of any of the Acquired Assets or Excluded Assets shall not result in any adjustment to the Purchase Price (as hereinafter defined).
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SECTION 1.3.            NO ASSUMPTION OF LIABILITIES.

                 (a) Except with respect to obligations and liabilities accruing after the Closing under any of the Contracts (the "Assumed Liabilities"), Purchaser is not assuming any liabilities of Seller ("Excluded Liabilities").

                 (b) Pursuant to Section 363(f) of the Bankruptcy Code, Purchaser shall acquire the Acquired Assets free and clear of all Liens (as hereinafter defined), obligations, liabilities and interests whatsoever except as expressly provided in Section 1.3(a).

                 (c) For purposes of this Agreement, "Taxes" shall mean all income, franchise, excise, real and personal property, sales, use, payroll and withholding and other taxes imposed by any governmental entity, whether in the form of assessments which are in the nature of taxes or otherwise, together with all interest, penalties and additions imposed with respect to such amounts. In the case of any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"), real, personal and intangible property Taxes ("Property Taxes") incurred with respect to the portion of a Straddle Period ending on or prior to the Closing Date shall constitute Excluded Liabilities and shall be equal to the amount of such Property Taxes incurred with respect to the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in such portion and the denominator of which is the number of days in the Straddle Period.

                          SECTION 1.4.     Purchase Price.

                 The purchase price for the Acquired Assets (the "Purchase Price") shall be $250,000. As a good-faith deposit against the Purchase Price, pursuant to the terms of the Letter Agreement Purchaser has advanced to Seller the sum of $50,000 (the "Deposit").

                                   ARTICLE II

                                  THE CLOSING

SECTION 2.1.            CLOSING DATE.

                 The closing of the sale and transfer of the Acquired Assets (hereinafter called the "Closing") shall take place at 13160 Mindanao Way, Marina del Rey, California 90292, on the first business day after the expiration of ten calendar days after the Bankruptcy Court enters the Approval Order, unless Purchaser has waived the finality of the Approval Order, or such fewer number of days after entry of the Approval Order as the Purchaser may determine in its sole discretion, or at such other time, date and place as shall be fixed by agreement among the parties hereto (such date of the Closing hereinafter referred to as the "Closing Date").

SECTION 2.2.            TRANSACTIONS TO BE EFFECTED AT THE CLOSING.

                 At the Closing:
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                 (a)      Seller shall deliver to Purchaser (i) such
appropriately executed bills of sale, assignments and other instruments of transfer relating to the Acquired Assets in form and substance reasonably satisfactory to Purchaser and its counsel, (ii) true and complete lists as of the Closing Date of all Acquired Assets, including all deferred revenues and any other prepaid amounts or amounts paid on account with respect to the Acquired Assets and (iii) such other documents as Purchaser or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the agreements set forth in this Agreement; and

                 (b) Purchaser shall deliver to Seller (i) the Purchase Price less the Deposit by certified or official bank check payable in next day funds and (ii) such other documents as Seller or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the agreements set forth in this Agreement.

                                  ARTICLE III

                          CLOSING CONDITION STATEMENTS

                 The obligations of Purchaser to purchase the Acquired Assets is subject to the following statements being true and correct as of the
Closing:

                 (a) Organization, Standing and Power. Seller is a corporation duly organized and validly existing under the laws of the jurisdiction in which it is incorporated and has the requisite power and authority to own the Acquired Assets and to carry on the Business. Seller has heretofore delivered to Purchaser true and complete copies of its certificate of incorporation and by-laws, as amended through the date of this Agreement.

                 (b) Authority. Seller has the requisite corporate power and authority to execute this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporation action on the part of Seller and the shareholders of the Seller. This Agreement has been duly executed and delivered by Seller and will constitute a legal, valid and binding obligation of Seller enforceable in accordance with its terms.

                 (c) No Violation. Subject to the entry of the Approval Order (and except to the extent that such Approval Order removes or resolves or cures any violation, conflict, default, adverse right, loss or requirement referred to in (i), (ii), (iii) or (iv) below), the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and the compliance with the terms hereof will not, (i) violate any law, judgment, order, decree, statute, ordinance, rule or regulation applicable to Seller, the Business or the Acquired Assets, (ii) conflict with any provision of the certificate of incorporation or by-laws of Seller or result in a creation of any Lien upon any of the Acquired Assets pursuant to any mortgage, indenture, lease, agreement or other instrument to which it is a party or by which it or any of its property or assets is bound or (iii) result in a default (with or without notice or lapse of time or both) or give rise to a right of termination, cancellation or acceleration or to loss of a benefit under any of the Contracts or any permit, concession, franchise, authorization or license included
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in the Acquired Assets or (iv) require any consent, approval, order or authorization of, or the registration, declaration of filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), or any other individual, corporation, partnership, joint venture, trust, business association or other entity (hereinafter, a "Person", which term shall include a Governmental Entity).

                 (d) No Judgment or Order. Seller is not otherwise a party to, subject or bound by any judgment, order, writ, prohibition, injunction or decree of any court, governmental body or arbitrator and no action or proceeding is pending against Seller which would prevent the execution, delivery or performance of this Agreement by Seller to Purchaser.

                 (e) Compliance with Applicable Laws. Seller has complied in all respects with all laws, statutes, ordinances, regulations, rules and orders of all Governmental Entities applicable to the Seller, the Business or to the Acquired Assets; and has not received any oral or written notification of any asserted violation of the foregoing or commencement of any governmental investigation or review with respect thereto. The Seller has all Permits required for the operation of the Business, and will assign all such Permits as part of the Acquired Assets, to the extent such assignment is permitted by law.

                 (f) Litigation; Decrees. Except as set forth in Schedule 3.1(g), there is no suit, action, investigation or proceeding which is pending or, to the knowledge of Seller, threatened against or affecting Seller relating to or which could adversely affect the Acquired Assets, the Business or the transactions contemplated by this Agreement. Except as set forth in Schedule 3.1(g), there is no judgment, decree, injunction, rule or order of any governmental entity or body outstanding relating to the Acquired Assets, the Business or the transactions contemplated hereby.

                 (g) Title to Acquired Assets. Seller can pursuant to, and to the extent provided by, the Approval Order, deliver good, clear, valid and marketable title to all the Acquired Assets free and clear of all mortgages, claims, charges, liens, security interests, pledges, of any nature whatsoever (collectively, "Liens").

                 (h) Technology. Seller is the sole and exclusive owner of all of the Technology included in the Acquired Assets ("Owned Technology"), except with respect to Technology for which it has a license ("Licensed Technology"), and has received no oral or written notice from any other Person alleging Seller's use or exploitation of any Technology (including the use or distribution of any Products) infringes such Person's intellectual property rights or otherwise, pertaining to or challenging the right of Seller to use any of the Technology or any rights thereunder or to distribute any of the Products, and, with respect to Owned Technology, has the full and unrestricted right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without the consent of or any payment to any other Person, all Products and all other Technology included in the Acquired Assets, and, with respect to Licensed Technology, has the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense all Products and all other Technology included in the Acquired Assets. There are no
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interferences or other contested proceedings, either pending or, to the knowledge of Seller, threatened, in the United States Copyright Office, the United States Patent and Trademark Office or any federal, state or local court or before any other governmental agency or tribunal, relating to any of the Technology.

                 (i) Contracts. Each Contract is a valid and binding obligation of the parties thereto enforceable in accordance with its terms and in full force and effect. Except as disclosed in schedule 3.1(m), Seller is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect under any Contract, none of the other parties to any such Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder and Seller has not received any notice of the intention of any party to terminate any such Contract. Complete and correct copies of all Contracts, together with all modifications and amendments thereto, have been delivered or made available to Purchaser.

                 (j) Taxes. Seller has timely filed or will timely file all Tax returns required to be filed with respect to all Taxes.

                 (k) Disclosure. Seller is not aware of any fact of material adverse significance to seller or its business, assets, condition (financial or otherwise), results of operations or prospects which is not disclosed in this Agreement or the schedules hereto.

SECTION 3.2.            REPRESENTATIONS AND WARRANTIES OF PURCHASER.

                 Purchaser hereby represents and warrants to Seller as follows:

                 (a) Organization, Standing and Power. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted.

                 (b) Authority. It has all requisite corporate power and authority to execute this Agreement and to consummate the transactions contemplated hereby (subject to the entry of the Approval Order). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and (subject to the entry of the Approval Order) constitutes a legal, valid and binding obligation of Purchaser enforceable in accordance with its terms except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

                 (c) No Violation; Consents. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (i) violate any law, judgment, order, decree, statute, ordinance, rule or regulation applicable to Purchaser, (ii) conflict with any provision of the certificate of incorporation or by-laws of Purchaser or
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(iii) require any consent, approval, order or authorization of, or the registration, declaration or filing with, any Governmental Entity or other
Person.

                                   ARTICLE IV

                                   COVENANTS

SECTION 4.1.            MOTIONS FOR APPROVAL AND OTHER ORDERS.

                 (a) Seller shall commence a Chapter 11 case (the "Chapter 11 Case") under the Bankruptcy Code within five days after the date hereof.

                 (b) Seller shall file with the Bankruptcy Court within one (1) business day of the day that the Chapter 11 Case is commenced (the "Petition Date"):

                          (i)     an emergency motion seeking an order granting
interim approval of the Management Agreement pending receipt of final approval (the "Interim MA Approval Order") and an order granting final approval of the Management Agreement at a subsequent hearing held on shortened notice to creditors (the "Final MA Approval Order");

                          (ii)    an emergency motion seeking an order (the
"Overbid Procedures Order") which will provide for the payment of the Reimbursable Expenses (as defined in the Reimbursement Agreement) to Purchaser pursuant to the terms of the Reimbursement Agreement, as an administrative expense under Bankruptcy Code Section 503, in the event that a competing bid for all or a substantial part of the Acquired Assets is approved by the Bankruptcy Court, and will establish overbid and related procedures to be followed in connection with the conduct of the hearing at which entry of the Approval Order would be considered; and

                          (iii)   a motion seeking entry by the Bankruptcy
Court of an order (the "Approval Order"), among other things, (A) approving this Agreement and the transactions contemplated hereby, including without limitation the transactions contemplated by the Management Agreement, (B) providing that the Acquired Assets shall be transferred by Seller to Purchaser free and clear of all liens, claims or interests of any kind or nature and (C) finding that Purchaser acted in good faith in connection with its purchase of the Acquired Assets, as provided in Bankruptcy Code Section 363(m). Seller shall give notice of such motion and the hearing thereon in the manner and to the parties required under the Bankruptcy Rules or the order of the Bankruptcy Court.

                 (c) Seller shall use its best efforts to obtain the following orders from the Bankruptcy Court in the Chapter 11 Case by the following dates:

                          (i) the Interim MA Approval Order, in form and
substance satisfactory to Purchaser, within 10 days after the Petition Date;

                          (ii) the Final MA Approval Order, in form and
substance satisfactory to Purchaser, within 30 days after entry of the Interim MA Approval Order;
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                          (iii) the Overbid Procedures Order, in form and
substance satisfactory to Purchaser, within 10 days after the Petition Date;
and

                          (iv) the Approval Order, in form and substance
satisfactory to Purchaser, within 30 days after entry of the Interim MA Approval Order.

                 (d) Seller shall file with the Bankruptcy Court within one (1) business day of the Petition Date a motion seeking approval of the assumption and assignment to Purchaser pursuant to Bankruptcy Code Section 365, and shall use its reasonable best efforts to so assume and assign, the following executory contracts (the "Assigned Agreements"); provided that Seller shall not be liable for any amounts necessary to cure defaults and the failure to obtain court approval of such assumption and assignment shall not constitute a breach or default of Seller's obligations to Purchaser:

                          (i) any other license or distribution agreement relating to third party software that is made available by Seller through, or utilized by Seller in connection with, the Website;

                          (ii) any and all agreements or arrangements with subscribers of services offered by Seller through the Website;

                          (iii) any and all agreements with OEMs, Internet Service Providers and Regional Bell Operating Companies under which the services and products of Seller offered through the Website are made available to customers or subscribers thereof;

                          (iv) the License, Consulting Services and Revenue Sharing Agreement with BF Communications, Inc. and any and all other revenue sharing agreements into which Seller has entered;

                          (v) any and all website service agreements or other agreements with vendors pursuant to which vendor materials are advertised on the Website; and

                          (vi)    any and all marketing representative
         agreements relating to the Website into which Seller has entered

SECTION 4.2.            EXPENSES.

                 Except to the extent provided in the Reimbursement Agreement, whether or not the Closing takes place, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense. Any sales or transfer Taxes applicable to the sale, assignment, transfer, assignment, transfer, conveyance or delivery from Seller to Purchaser of the Acquired Assets and any other transfer or documentary Taxes or any filing or recording fees applicable to such sale, assignment, transfer, conveyance or delivery shall be paid by Seller.

SECTION 4.3.            BROKERS OR FINDERS.
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                 Each of Purchaser and Seller represent, as to itself and its
Affiliates, that no agent, broker, investment banker or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

SECTION 4.4.            LICENSED TECHNOLOGY.

                 Seller shall use its reasonable best efforts to provide a list of Licensed Technology to Purchaser as soon as possible and in any case by June 1, 1997 and to obtain any and all consents necessary to sublicense to Purchaser any and all Licensed Technology in accordance with the terms of the License Agreement as soon as possible.

SECTION 4.5.            LEGAL CONDITIONS TO CLOSING.

                 Each of Purchaser and Seller will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Closing and will promptly cooperate with and furnish information to each other and to other parties in connection with any such legal requirements. Each of Purchaser and Seller will take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Person required to be obtained or made by it in connection with any of the transactions contemplated by this Agreement.

SECTION 4.6.            ADDITIONAL AGREEMENTS.

                 Seller will use its best efforts to facilitate and effect the implementation of the transfer of the Acquired Assets to Purchaser and, for such purpose but without limitation, Seller promptly will at and after the Closing Date execute and deliver to Purchaser such assignments, bills of sale, consents and other instruments, including a power of attorney appointing Purchaser as the lawful attorney-in- fact of Seller to take all actions necessary to effect the transfer of the Acquired Assets to Purchaser as contemplated hereby, as Purchaser or its counsel may reasonably request as necessary or desirable for such purpose. If, in order properly to prepare its Tax returns, other documents or reports required to be filed with Governmental Entities or its financial statements, it is necessary that Purchaser be furnished with additional information relating to the Acquired Assets or Seller and such information is in the Seller's possession, Seller will promptly furnish such information to Purchaser upon request by Purchaser.

SECTION 4.7.            PURCHASE PRICE ALLOCATION.

                 On or prior to the Closing Date, Seller and Purchaser shall mutually agree, and shall be bound in all respect thereby, on an allocation of the Purchase Price among the Acquired Assets according to the relative fair market values of such assets on the Closing Date. If Seller and Purchaser are unable to agree on such fair market values, Seller and Purchaser shall elect an independent appraisal firm to determine such values. The conclusions of such appraisal firm shall be conclusive and binding in all respects. The fees and expenses of such appraisal firm shall be shared equally by Seller and Purchaser. Neither party shall take a position inconsistent with any allocation determined in accordance with this Section 4.9 in any document or filing, including any Tax return, report or form.

SECTION 4.8. COOPERATION IN OBTAINING BANKRUPTCY COURT APPROVAL AND RELATED MATTERS.

                 Seller will fully cooperate with Purchaser in connection with seeking the orders of the Bankruptcy Court contemplated to obtained pursuant to
Section 4.1 and in connection with any litigation or proceeding which may be instituted hereafter against or by Seller which may affect the approval of any of the Transaction Documents or satisfaction of the conditions precedent to the occurrence of the Closing under this Agreement.

SECTION 4.9.            NOTICE OF ACTIONS AND PROCEEDINGS.

                 From and after the date hereof until the Closing Date, Seller shall promptly notify Purchaser of any written notice received by Seller with respect to actions or proceedings commenced or, to its knowledge, threatened, involving or affecting Seller or the Business or the Acquired Assets and which could have a material adverse affect on the business, assets, condition (financial or otherwise), results of operations or prospects of the Business.

SECTION 4.11.           BANKRUPTCY FILINGS.

                 From and after the date hereof until the Closing Date, Seller shall deliver to Purchaser (i) copies of all pleadings, motions, statements, schedules, applications, reports and other papers that Seller files in the Chapter 11 case within a reasonable time after filing, but with respect to any such papers that relate, in whole or in part, to this Agreement or any of the other Transaction Documents, the transactions contemplated hereby or thereby or Purchaser, Seller shall use all reasonable efforts to provide such prior notice as may be reasonable under the circumstances before the filing of such papers and (ii) copies of all pleadings, motions, notices, statements, schedules, applications, reports and other papers filed in the Chapter 11 Case.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

SECTION 5.1.            CONDITIONS TO EACH PARTY'S OBLIGATION.

                 The obligation of Purchaser to purchase the Acquired Assets and the obligation of Seller to sell, assign, convey and deliver the Acquired Assets to Purchaser shall be subject to the satisfaction prior to the Closing of the following condition:

                 (a) Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, any Governmental Entity or any other Person necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained or filed or shall have occurred.

                 (b) No Litigation, Injunctions, or Restraints. There shall be no suit, action, or other proceeding pending before any Governmental Entity in which it is sought to directly or indirectly restrain, prohibit, invalidate, delay or set aside in whole or in part the consummation of the transactions contemplated by this Agreement or to obtain material damages in connection therewith. No temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

                 (c) Order. The orders referenced in Section 4.1 shall have been obtained by the respective time periods set forth below, in form and substance satisfactory to Purchaser, shall have become final and unappealable (unless Purchase waives the requirement of finality) and shall not be subject to any stay on the first business day after the expiration of ten calendar days after the entry thereof or such other date as may be fixed for the Closing Date in accordance with Section 2.1 hereof. The Interim MA Approval order shall have been entered within 30 days after the Petition Date, the Final MA Approval Order shall have been entered within 25 days after entry of the Interim MA Approval Order, the Overbid Procedures Order shall have been entered within 30 days after the Petition Date and the Approval Order shall been entered within 25 days after the Interim MA Approval Order.

SECTION 5.2.            CONDITIONS TO OBLIGATIONS OF PURCHASER.

                 The obligations of Purchaser to purchase the Acquired Assets is subject to the satisfaction on and as of the Closing of each of the following conditions:

                 (a) Closing Condition Statements. The closing condition statements of Seller set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Purchaser shall have received a certificate signed on behalf of Seller by the chief executive officer of Seller to such effect.

                 (b) Performance of Obligations of Seller. Seller shall have performed or complied in all material respects with all obligations, conditions and covenants required to be performed by it under this Agreement at or prior to the Closing, and Purchaser shall have received a certificate signed on behalf of Seller by the chief executive officer of Seller to such effect.

                 (c) Required Consents. Seller shall have delivered to Purchaser duly executed assignments and consents as are required in respect of the Acquired Assets.

                 (d) Bills of Sale. Seller shall have delivered to Purchaser the duly executed instruments referred to in Section 2.2(a), together with such evidence of due authorization and execution thereof as Purchaser or its counsel may reasonably request.

                 (e) Other Documents. Seller shall have delivered to Purchaser such other documents relating to Seller's corporate existence and authority (including copies of resolutions and consents of the board of directors and shareholders of Seller), and such other matters as Purchaser or its counsel may reasonably request.

                 (e) Acceptance by Purchaser's Counsel. The form and substance of all legal matters contemplated hereby and all documents delivered hereunder shall be reasonably acceptable to counsel to Purchaser.

                 (f) Monetary Defaults. The aggregate amount required to cure any monetary defaults under any executory contracts or unexpired leases that are included in the Acquired Assets shall not exceed $100,000.

SECTION 5.3.            CONDITIONS TO THE OBLIGATION OF SELLER.

                 The obligation of Seller to sell, assign, convey, and deliver the Acquired Assets is subject to the satisfaction on and as of the Closing Date of each of the following conditions:

                 (a) Representations and Warranties. The representations and warranties of Purchaser set forth in this Agreement shall be true end correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except a otherwise contemplated by this Agreement, and Seller shall have received a certificate signed on Purchaser's behalf by a responsible officer of Purchaser to such effect.

                 (b) Performance of Obligations of Purchaser. Purchaser shall have performed or complied in all material respects with all obligations and conditions required to be performed by it under this Agreement prior to the Closing Date, and Seller shall have received a certificate to such effect signed on behalf of Purchaser by a responsible officer of Purchaser authorized to do so.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

SECTION 6.1.            TERMINATION.

                 (a) This Agreement maybe terminated and the transactions contemplated hereby abandoned at any time prior to the closing:

                          (i)     by mutual written consent of Seller and
         Purchaser;

                          (ii) by Purchaser if (A) Seller has breached any of its obligations, representations or warranties under this Agreement, (B) such breach would have a material adverse affect on the business, assets, condition (financial or otherwise), results of operations or prospects of the Business and (C) such breach is curable, after notice of such breach Seller shall not have cured such breach to the satisfaction of Purchaser after fifteen business days from the date of such notice; and

                          (iii) by Purchaser (x) if the Closing does not occur on or before August 14, 1997 or (y) if the Bankruptcy Court does not enter the orders referenced in Section 4.1 within the respective time periods set forth in Section 5.1 and on the terms and conditions specified in Section 4.1.

                 (b) In the event of termination by Seller or Purchaser pursuant to this Section 6.1, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by any party.

SECTION 6.2.            AMENDMENTS AND WAIVERS.

                 This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. By an instrument in writing, Purchaser or Seller, as the case may be, may waive compliance by the other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

                                  ARTICLE VII

                               GENERAL PROVISIONS

SECTION 7.1.            NOTICES.

                 All notices and other communications hereunder shall be in writing (including wire, telex, telecopy or similar writing) and shall he sent, delivered or mailed, addressed, telexed or telecopied:

                 (a)      if to Purchaser, to

                          Quarterdeck Corporation
                          13160 Mindanao Way
                          Marina del Rey, California 90292
                          Attention:  Chief Financial Officer

                          with a copy to:

                          Gibson, Dunn & Crutcher LLP
                          525 University Avenue, Suite 220
                          Palo Alto, California  94301
                          Attention:  David Kennedy

                 (b)      if to Seller, to

                          TuneUp.com, Inc.
                          P.O. Box 5500
                          Alamo, California 94507
                          Attention:  Richard G. Couch
                          with a copy to:

                          Murray & Murray
                          3030 Hansen Way
                          Suite 200
                          Palo Alto, CA  94304
                          Attention:  Patrick M. Costello

Each such notice, request or other communication shall be given (i) by hand delivery, (ii) by nationally recognized courier service or (iii) by telecopy, receipt confirmed. Each such notice, request or communication shall be effective (i) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 7.1 (or in accordance with the latest written direction from such party) and (ii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 7.1 (or in accordance with the latest written direction from such party), and the appropriate answerback or confirmation is received.

SECTION 7.2.            INTERPRETATION.

                 When a reference is made in this Agreement to a Section, Schedule or Exhibit, such reference shall be to a Section, Schedule or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
Whenever the words "included", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". References to a Person are also to its successors and assigns and references to any statute are also to all rules, regulations and orders promulgated thereunder. All accounting terms not defined in this Agreement shall have the meanings determined by generally accepted accounting principles. "Affiliate" of any Person means any other Person controlling, controlled by or under common control with the first Person.

SECTION 7.3.            SEVERABILITY.

                 If any provision of this Agreement (or any portion thereof), or the application of any such provision (or any portion thereof), to any person, place or circumstances, shall be held by a court of competent jurisdiction to be invalid, illegal, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

SECTION 7.4.            COUNTERPARTS.

                 This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

SECTION 7.5.            ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES.

                 This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

SECTION 7.6.            GOVERNING LAW.

                 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

SECTION 7.7.            PUBLICITY.

                 Except in connection with seeking the orders referenced in
Section 1.4, so long as this Agreement is in effect, Seller shall not issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the Purchaser.

SECTION 7.8.            ASSIGNMENT.

                 Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, except that Purchaser may assign any part of or all its rights and obligations to one or more corporations or other entities all or substantially all the capital stock or equity interests in which are owned by Purchaser or any Affiliate of Purchaser in which event all the rights and powers of Purchaser hereunder shall extend to and be enforceable by each such corporation or other entity; provided, however, that any such assignment shall not release Purchaser from its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                 IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.





                                       TOC HOLDING COMPANY formerly known
                                       as TUNEUP.COM, INC.


                                       By: /s/ Richard G. Couch
                                          _____________________________________
                                          Name:  Richard G. Couch
                                          Title: Chief Executive Officer


                                       QUARTERDECK CORPORATION



                                       By: /s/ Frank R. Greico
                                          _____________________________________
                                          Name:  Frank R. Greico
                                          Title: Chief Financial Officer